Exhibit 99.2

GEM-3: Phase 3 Safety and Immunogenicity Results of Beremagene Geperpavec (B-VEC), an Investigational, Topical Gene Therapy for Dystrophic Epidermolysis Bullosa (DEB)

M. Peter Marinkovich,[1] Mercedes E. Gonzalez,[2] Shireen V. Guide,[3] I. Sinem Bagci,[1] Surya Chitra,[4] Brittani Agostini,[5] Hubert Chen,[5] Trevor Parry,[5] Suma Krishnan[5]

[1]Stanford University, Redwood City, CA, USA; [2]University of Miami, Miami, FL, USA; [3]Mission Dermatology Center, Children's Hospital of Orange County, University of California, Irvine, Department of Dermatology, Rancho Santa Margarita, CA, USA; [4]Savio Group Analytics & Statistics, Hockessin, DE, USA; [5]Krystal Biotech, Inc., Pittsburgh, PA, USA


YMN546
SFH-0187556

Disclosures  M. Peter Marinkovich reports the following disclosures: – Krystal Biotech (Investigator), Abeona Therapeutics (Investigator), CastleCreek (Investigator), Phoenix Tissue Repair (Investigator), WINGS Therapeutics (Investigator)  This study was funded by Krystal Biotech, Inc. 2

GEM-3: Phase 3 Study Evaluating the Efficacy and Safety of B-VEC in Patients with DEB

31 patients enrolled

- Age ≥6 months
- Genetically confirmed DEB
- Two cutaneous primary wounds similar in size, appearance, and anatomical region
- B-VEC dose based on patient age and wound size†



6 Months (Week 26)
Primary Wound Pair
Randomized 1:1
B-VEC
Once-weekly treatment† until wound closure; treatment resumed if wound reopened
Placebo
Once-weekly treatment until wound closure; treatment resumed if wound reopened
Secondary Wounds
Open-Label B-VEC
Remaining weekly dose† used to treat secondary wounds
30-Day Safety Period
Open-Label Extension Period
Dosing continues after safety period

Primary Efficacy Endpoint

- Complete wound healing* at Weeks 22 & 24 or Weeks 24 & 26 (6 months)

*Complete wound healing defined as 100% wound closure from exact wound area at baseline, specified as skin re-epithelialization without drainage

Secondary Efficacy Endpoints

- Complete wound healing* at Weeks 8 & 10 or Weeks 10 & 12 (3 months)
- Mean change in pain severity associated with wound dressing changes

Safety Endpoints

- Adverse events, vital signs, physical/skin examination, and laboratory evaluations
- Pre- and post-treatment anti-HSV-1 and anti-COL7 antibodies

NCT04491604; †Maximum weekly dose (PFU/week) was based on patient's age and unit dose (PFU/wound) was determined based on wound area at baseline.
B-VEC, beremagene geperpavec; COL7, type VII collagen; DEB, dystrophic epidermolysis bullosa; HSV-1, herpes simplex virus type 1; PFU, plaque-forming unit.

3

B-VEC was Generally Well Tolerated Total patients (n=31) Total number of AEs 45 Patients with ≥1 AE, n (%) 18 (58.1) Mild AE 15 (48.4) Moderate AE 3 (9.7) Severe AE 2 (6.5) Serious AE 3 (9.7) Drug-related AE 1 (3.2) AE leading to treatment discontinuation 0 (0) Death 0 (0) *AEs were coded using MedDRA version 24.1. At each level of summarization, a patient was counted once if the patient reported ≥1 event. AE, adverse event; MedDRA, Medical Dictionary for Regulatory Activities.  The majority of AEs were mild or moderate; no AEs led to treatment discontinuation or death  One AE, mild erythema, was considered possibly related to study drug as assessed by the investigator  The most frequently reported AEs were pruritus, chills, and squamous cell carcinoma (3 patients each) – All 3 reports of squamous cell carcinoma occurred at sites that were not directly exposed to B-VEC or placebo and were deemed not related to study drug 4 AEs reported in ≥5% of patients by System Organ Class and Preferred Term*, n (%) Total patients (n=31) Skin and subcutaneous disorders Pruritus 3 (9.7) Erythema 2 (6.5) Rash 2 (6.5) General disorders and site conditions Chills 3 (9.7) Neoplasms benign, malignant, and unspecified Squamous cell carcinoma of the skin 3 (9.7) Respiratory, thoracic, and mediastinal disorders Cough 2 (6.5) Rhinorrhea 2 (6.5)

Anti-HSV-1 and Anti-COL7 Antibody Results  22 of 31 patients (71.0%) provided a serum sample at baseline due to the difficulty of blood draws owing to skin fragility – 19 of the 22 patients (86.4%) also had matched serum samples at 6 months  At baseline, 14 of the 22 patients (63.6%) were anti-HSV-1 seropositive and 8 were seronegative, in agreement with seropositivity rates of the general US population1 – 6 of 8 (75.0%) baseline seronegative patients seroconverted at 6 months – For baseline seropositive patients, where quantitative differences at study completion could be calculated, antibody responses were not determined to be meaningful  At baseline, 1 of 22 patients (4.5%) was positive for anti-COL7 antibodies – 13 of 18 patients (72.2%) with matched serum samples seroconverted by 6 months; no clinically significant immunologic reactions or differences in treatment response were seen 1. Xu F, et al. J Infect Dis. 2002;185(8):1019-1024. COL7; type VII collagen; HSV-1, herpes simplex virus type 1. 5

Treatment Response to B-VEC was Not Associated with Anti-HSV-1 Serostatus at Baseline or with Anti-COL7 Seroconversion Data in figures based on post hoc analyses using imputation; a responder was defined as meeting the primary endpoint of complete wound healing at 6 months. *Seroconversion defined as seronegative at baseline but seropositive when tested at 6 months. B-VEC, beremagene geperpavec; COL7, type VII collagen; HSV-1, herpes simplex virus type 1. 6  Response rates in primary wound pairs at 6 months suggested equivalent efficacy regardless of baseline anti–HSV-1 antibody status  At 6 months, treatment response to B-VEC was consistent regardless of anti-COL7 seroconversion 67.9% 57.5% 29.3% 16.3% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Baseline Anti-HSV-1 Seropostive (n=14) Baseline Anti-HSV-1 Seronegative (n=8) Re sp on se R at e (% P at ie nt s) B-VEC Placebo 38.6% absolute difference 41.3% absolute difference 66.2% 60.0% 25.4% 20.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Anti-COL7 Seroconversion* (n=13) No Anti-COL7 Seroconversion (n=5) Re sp on se R at e (% P at ie nt s) B-VEC Placebo 40.8% absolute difference 40.0% absolute difference Anti-HSV-1 Anti-COL7

Conclusions  B-VEC treatment demonstrated a durable and statistically significant improvement in complete wound healing at 3 and 6 months compared with placebo  B-VEC was generally well tolerated, with no treatment-related discontinuations  No clinically significant immunologic reactions were reported during the study  Treatment response to B-VEC was not associated with anti-HSV-1 serostatus at baseline or with anti-COL7 seroconversion  An ongoing open-label extension study is investigating the long-term efficacy and safety of B-VEC in patients with DEB, regardless of prior enrollment in GEM-3 7 Open-label extension study: NCT04917874 B-VEC, beremagene geperpavec; COL7, type VII collagen; DEB, dystrophic epidermolysis bullosa; HSV-1, herpes simplex virus type 1.